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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 24, 1997

                             PATTERSON ENERGY, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                    0-22664                     75-2504748
(State or other jurisdiction       (Commission               (I.R.S. Employer
     of incorporation)             File Number)             Identification No.)

   P.O. BOX 1416, 4510 LAMESA HIGHWAY, SNYDER, TEXAS                79549
      (Address of principal executive offices)                   (Zip Code)

                                 (915) 573-1104
              (Registrant's telephone number, including area code)

                                   No Change
         (Former name or former address, if changed since last report.)


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ITEM 5.   OTHER EVENTS.

         On July 24, 1997 the Registrant issued the following press release:

                  PATTERSON ENERGY REPORTS RECORD NET INCOME,

               EARNINGS PER SHARE AND CASH FLOW IN SECOND QUARTER

SNYDER, TEXAS, JULY 24, 1997-PATTERSON ENERGY, INC. (NASDAQ/NM:PTEN) today reported net income for the second quarter ended June 30, 1997 of $4,278,000 or $0.58 per share (fully diluted) on revenues of $40,692,000, compared with net income of $255,000 or $0.04 per share (fully diluted) on revenues of $18,547,000 during the second quarter of 1996. Results are reported prior to the effect of a 2-for-1 stock split announced on July 1, 1997. Earnings before interest expense, taxes, depreciation, depletion and amortization (EBITDA) rose 241% in the second quarter of 1997 to a record of $10,611,000 from $3,111,000 in the second quarter of 1996. Results for the second quarter of 1996 were restated to reflect the July 1996 merger of the Company with Tucker Drilling Company, Inc. under the pooling of interests accounting method.

For the six months ended June 30, 1997, Patterson reported net income of $5,918,000 or $0.84 per share (fully diluted) on revenues of $71,333,000 versus net income of $2,742,000 or $0.56 per share (fully diluted) on revenues of $34,793,000 during the first six months ended June 30, 1996. Results in 1996 included a deferred income tax benefit of $2,402,000 or $0.48 per fully diluted share. EBITDA for the period ending June 30, 1997 rose 189% to $16,984,000 from $5,880,000 in 1996.

There were 7,428,000 fully diluted shares outstanding during the second quarter of 1997 compared to 5,480,000 fully diluted shares outstanding a year ago. This 36% increase in outstanding shares reflects primarily the successful completion of a public offering of 2,063,000 shares of Patterson common stock in January 1997. In addition, Patterson issued 283,000 shares of common stock in June 1997 as partial consideration in the acquisition of the drilling assets of Wes-Tex Drilling Company. On July 1, 1997, the Company declared a 2-for-1 stock split for holders of record on July 11, 1997, to be distributed July 25, 1997.

Contract drilling revenues rose 133% during the second quarter of 1997 to $37,592,000 from $16,112,000 in 1996, reflecting the increase in the Company's contract drilling rig fleet and increases in the dayrate charged on drilling contracts. In April 1997, Patterson acquired five additional rigs and, in June 1997, Patterson acquired the drilling assets of Wes-Tex Drilling Company, which increased the rig fleet by an additional 21 drilling rigs, bringing the total number of rigs in the fleet to 87, 81 of which are currently operable. Rig utilization in the second quarter of 1997 was 90% compared to 71% in the year earlier period. Direct operating costs were 75% of contract drilling revenues in the second quarter of 1997 as compared to 83% in 1996. Second quarter income from contract drilling operations was approximately $6.0 million versus $0.4 million in the second quarter of 1996.
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Oil and Gas sales rose 38% during the second quarter of 1997 to $2,702,000 from
$1,954,000 in 1996. Oil production increased 77%, while natural gas production deceased 9%. Oil prices decreased to $19.75 per barrel in this year's quarter from $20.22 per barrel a year ago, while natural gas prices decreased to $1.96 per thousand cubic feet from $2.07 per thousand cubic feet in the second quarter of 1996. Income from the oil and gas segment was $303,000 in the second quarter of 1997 compared to $54,000 in the same period of 1996.

Patterson Energy, Inc., a Snyder, Texas based energy company, is one of the leading providers of domestic land drilling services to major independent oil and gas companies and, to a lesser extent, is engaged in the development, exploration, acquisition and production of oil and natural gas. Patterson now has 87 land-based drilling rigs (81 of which are currently operable) and focuses its operations primarily in Texas and southeast New Mexico.

For further information, contact:

Patterson Energy, Inc.
Cloyce A. Talbott, Chairman and Chief Executive Officer
James C. Brown, Vice President-Finance and Chief Financial Officer
915-573-1104

Shimmerlik Corporate Communications, Inc.
Warren M. Shimmerlik
212-247-5200
                                                       (financial tables follow)
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PATTERSON ENERGY, INC.

Condensed Consolidated Statements Of Operations
 (in thousands, except per share data)

                                                             Three Months Ended                       Six Months Ended
                                                                  June 30                                  June 30
                                                         1997                1996                1997                  1996
                 Revenues
                    Drilling                             $ 37,592             $ 16,112            $ 65,156              $ 30,208
                    Oil and Gas Sales                       2,702                1,954               5,335                 3,644
                    Other                                     398                  481                 842                   941
                 Total Revenues                            40,692               18,547              71,333                34,793
                 Operating Income                           6,046                  127               8,686                   372
                 Net Income                              $  4,278             $    255            $  5,918              $  2,742
                 Net Income per Share:
                    Primary                              $   0.58             $   0.04            $   0.84              $   0.56
                    Full Diluted                         $   0.58             $   0.04            $   0.84              $   0.56
                 Average Shares Outstanding:
                    Primary                                 7,364                5,480               6,971                 4,933
                    Fully Diluted                           7,428                5,480               7,061                 4,957


                 Condensed Consolidated Balance Sheets
                                           (in thousands)
                                                                                      June 30, 1997               December 31, 1996
                 Current Assets                                                         $  51,161                       $ 35,481
                 Property & Equipment                                                      81,663                         51,308
                 Total Assets                                                             153,480                         87,913

                 Current Liabilities                                                       25,584                         17,889
                 Notes Payable, less Current Maturities                                     5,677                         25,732
                 Total Stockholders' Equity                                               120,623                         43,482
                 Total Liabilities and Stockholders' Equity                             $ 153,480                       $ 87,913

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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PATTERSON ENERGY, INC.




Date: August 20, 1997                   By: /s/ James C. Brown
                                           -------------------------------
                                            James C. Brown
                                            Vice President-Finance